UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): May 2, 2018

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey		08628
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Church & Dwight Co., Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 3, 2018. At the Annual Meeting, the stockholders of the Company approved a proposal to amend and restate the Company’s amended and restated Certificate of Incorporation to declassify the board of directors (the “Board”) and provide for the annual election of directors and to eliminate or update certain outdated provisions in the Company’s Certificate of Incorporation (as so amended and restated, the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation was previously approved by the Board, subject to stockholder approval. The Company filed the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, and it became effective on May 4, 2018.

Directors who have been elected to three-year terms prior to the effective date of the Amended and Restated Certificate of Incorporation (including directors elected at the Annual Meeting) will complete their three-year terms. Directors whose terms expire in 2019 and 2020 will be elected at the annual meeting of stockholders held in such years for one-year terms. At the 2021 annual meeting of the Company’s stockholders, the entire Board will be elected for a one-year term expiring at the next annual meeting of stockholders. The Amended and Restated Certificate of Incorporation provides that each director elected to serve for a one-year term may be removed with or without cause.

In addition, on May 2, 2018, the Board of Directors approved the amendment and restatement of the Company’s Bylaws (as so amended and restated, the “Amended and Restated Bylaws”) to reflect the declassification of the Board and to adopt an exclusive forum provision in new Section 4 of Article X of the Amended and Restated Bylaws providing that the sole and exclusive forum for certain proceedings relating to the Company will be a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The foregoing descriptions are qualified in their entirety by reference to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) – (b) The final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

Proposal No. 1 — Election of Directors

The following nominees were elected by stockholders to serve on the Company’s Board of Directors for a term of three years each. The voting results for each director nominee were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Matthew T. Farrell	180,481,006	2,431,662	139,074	32,165,618
Ravichandra K. Saligram	176,324,078	6,420,374	307,290	32,165,618
Robert K. Shearer	181,412,593	1,412,601	226,548	32,165,618
Laurie J. Yoler	180,670,757	2,202,435	178,550	32,165,618

Proposal No. 2 — Advisory Vote to Approve Compensation of the Named Executive Officers

The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the Annual Meeting. The result of the advisory vote is set forth below:

For	Against	Abstain	Broker Non-Votes
174,236,444	8,265,490	549,808	32,165,618

Proposal No. 3 — Approval of the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to provide for the annual election of all directors and eliminate or update certain outdated provisions

The stockholders approved the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to provide for the annual election of directors and eliminate or update certain outdated provisions. The voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
181,987,143	879,428	185,171	32,165,618

Proposal No. 4 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018. The voting results on the proposal were as follows:

For	Against	Abstain
208,174,826	6,835,603	206,931

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Church & Dwight Co., Inc. Amended and Restated Certificate of Incorporation

3.2	Church & Dwight Co., Inc. Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: May 4, 2018	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary